EXHIBIT 99

FIRST AMENDMENT TO MASTER CONTRACT

THIS FIRST AMENDMENT TO MASTER CONTRACT (this "Amendment Agreement") is made and entered into as of the 31st day of July, 2006 by and between the STATE LOTTERY DIVISION OF THE STATE OF RHODE ISLAND DEPARTMENT OF REVENUE, an agency of the State of Rhode Island (formerly the State Lottery Division of the State of Rhode Island Department of Administration), having an address of 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the "Division"), and GTECH CORPORATION, a Delaware corporation having an address of 55 Technology Way, West Greenwich, Rhode Island 02817 ("GTECH").

WITNESSETH:

WHEREAS, the Division, as successor-in-interest to the Rhode Island Lottery, a Rhode Island state agency (the "RIL"), and GTECH are parties to that certain Master Contract dated as of May 12, 2003 (the "Master Contract"), as well as to the Video Lottery Agreement (as defined in the Master Contract), the On-Line Lottery Agreement (as defined in the Master Contract), the VLT Agreement (as defined in the Master Contract) and the ITVM Agreement (as defined herein) (the Video Lottery Agreement, the On-Line Lottery Agreement, the VLT Agreement and the ITVM Agreement are collectively referred to herein as the "Related Agreements"); and

WHEREAS, the parties hereto desire to amend the Master Contract and certain of the Related Agreements as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective Date. The parties agree that the Effective Date shall be July 1, 2003.

2. References to RIL. The parties hereby acknowledge and agree that the Division has assumed all of the RIL's obligations under the Master Contract and the Related Agreements, and all references to the RIL contained therein are hereby amended to be references to the Division.

3. Expansion of Manufacturing Facilities. Section 4 of the Master Contract is amended and restated in its entirety to read as follows:

"4. Expansion of Manufacturing Facilities

GTECH will expand (a) its manufacturing operations in the Town of West Greenwich, Rhode Island, in the facility presently containing GTECH's corporate headquarters, and/or (b) its manufacturing operations in the Town of Coventry, Rhode Island, in the facility located at 1372 Main Street, Coventry, Rhode Island.".

4. Reporting and Compliance. Effective upon the closing of the acquisition of the issued and outstanding stock of GTECH Holdings Corporation, a Delaware corporation and the sole stockholder of GTECH (the "Target"), by Gold Acquisition Corp., a Delaware corporation (and an indirect wholly-owned subsidiary of Lottomatica S.p.A., an Italian corporation) (the "Acquisition Subsidiary"), and the merger of the Acquisition Subsidiary with and into the Target (the "Closing"), Section 5 of the Master Contract is amended and restated in its entirety to read as follows:

"5. Reporting and Compliance

5.1.    GTECH will, and will cause its affiliates, officers and directors (such persons and entities are collectively referred to herein as the "GTECH Parties") to, notify the Division, on an annual basis, whether or not there have been any material changes to applications or other information on file with, or provided to, the Division by any of the GTECH Parties. In addition, GTECH acknowledges, and will notify each of the GTECH Parties, that, in its discretion, the Division may undertake a review process at any time, and GTECH and the GTECH Parties shall submit to such process, which shall include, but not be limited to criminal background checks.

5.2.    GTECH will cause (a) Lottomatica S.p.A., an Italian corporation ("Lottomatica"), its Chief Executive Officer, its Chief Financial Officer, its Chief Administrative Officer, any person holding an equivalent level position at Lottomatica (regardless of his or her official title) and its directors and (b) De Agostini S.p.A., an Italian corporation ("De Agostini"), its Chief Executive Officer, its General Manager, any person holding an equivalent level position at De Agostini (regardless of his or her official title), its directors and the owners of more than five percent (5%) of the equity interests in De Agostini (such persons and entities are collectively referred to herein as the "Lottomatica Parties"), to notify the Division, on an annual basis, whether or not there have been any material changes to applications or other information on file with, or provided to, the Division by any of the Lottomatica Parties. In addition, GTECH will notify or cause Lottomatica to notify each of the Lottomatica Parties, that, in its discretion, the Division may undertake a review process at any time, and the Lottomatica Parties shall submit to such process, which shall include, but not be limited to criminal background checks.

5.3.    GTECH will cause Lottomatica to provide to the Division the names of any shareholders owning more than two percent (2%) of Lottomatica's capital shares once Lottomatica has been informed by such shareholders of such holdings pursuant to the relevant provisions of Italian law.

5.4.    GTECH will comply, and will cause each of the GTECH Parties and the Lottomatica Parties to comply, with the rules and regulations of the Division as in effect from time to time applicable to GTECH, the GTECH Parties and the Lottomatica Parties.

5.5.    GTECH agrees to submit, and will cause each of the GTECH Parties and the Lottomatica Parties to submit, to periodic examinations by the Division, including giving the Division access to all of its and their books, records, personnel and facilities during reasonable business hours with five (5) days notice.

5.6.    GTECH agrees to ensure, and will cause each of the GTECH Parties and the Lottomatica Parties to ensure, that all material regulatory filings, annual audited financial statements, periodic financial statements, disclosure documents or material contracts or agreements of any of the GTECH Parties or the Lottomatica Parties requested by the Division shall be provided in English or translated into English upon the Division's request.

5.7.    GTECH agrees to reimburse and pay to the Division (or to such entities or persons as the Division may identify) all reasonable costs and expenses associated with the Division's oversight over and review of GTECH, the GTECH Parties and the Lottomatica Parties, including such items as ongoing auditing, legal investigation services and other related matters. The Division agrees to provide GTECH with an itemized statement of such costs and expenses upon GTECH's request (such statement shall not include confidential attorney-client information).

5.8.    GTECH agrees that it shall give prompt written notice to the Division of the occurrence of an Event of Default, or any event which, with notice or the passage of time, will become an Event of Default, under (and as defined in) that certain Senior Facilities Agreement dated May 5, 2006 among Lottomatica, as Parent; Gold Acquisition Corp., as Borrower; Credit Suisse International and Goldman Sachs International, as Term Loan Arrangers; Credit Suisse, London Branch, and Goldman Sachs International, as Revolving Facility Arrangers and Guarantee Facility Arrangers; Credit Suisse International and Goldman Sachs International, as Term Loan Bookrunners; Credit Suisse, London Branch, and Goldman Sachs International, as Revolving Facility Bookrunners and Guarantee Facility Bookrunners; Credit Suisse International, Credit Suisse, London Branch, and Goldman Sachs Credit Partners L.P., as Original Lenders; Bank of America, N.A., as Agent; Credit Suisse, London Branch, and Bank of America, N.A., as Issuing Bank; and the other lenders party thereto (or any successor senior credit facility agreement).".

5.    Expenditure Reporting. Section 6.2 of the Master Contract is amended and restated in its entirety to read as follows:

"6.2. On or before May 31, 2004 and on or before May 31 of each year thereafter through the year following the year in which GTECH performs its obligations under Section 6.1, GTECH shall submit to the Division a certification by GTECH setting forth the amount of expenditures made by GTECH and (if applicable) GTECH's Business Affiliates within the scope of Section 6.1 to enable the Division to confirm GTECH's compliance with GTECH's obligation under Section 6.1.".

6.    Employment Reporting. Section 6.4 of the Master Contract is amended and restated in its entirety to read as follows:

"6.4. On or before May 31, 2006 and on or before May 31 of each year thereafter during the Term, GTECH shall submit to the Division a signed certification certifying that GTECH has complied with its obligation under Section 6.3 with respect to the immediately preceding calendar year.".

7.    Economic Development Obligations. The Division acknowledges and agrees that GTECH and the Rhode Island Economic Development Corporation, a body corporate and politic and public instrumentality of the State of Rhode Island (the "EDC"), have entered into that certain Development Agreement dated as of January 1, 2005 with respect to the New Headquarters Building (the "Development Agreement"). GTECH acknowledges and agrees that, upon notice from the Division to GTECH, the Division may delegate to the EDC or the Division of Taxation of the Department of Revenue, the responsibility for monitoring GTECH's compliance with Sections 3, 4 and 6 of the Master Contract, as amended by this Amendment Agreement (the "Amended Master Contract").

8.    Release of Claim to Refund in Certain Circumstances. Section 7.5 of the Master Contract is amended to add a new Section 7.5.F, as follows:

"F.    Notwithstanding anything to the contrary in this Section 7.5, GTECH shall not be entitled to a refund of all or any portion of the Intangible Asset Purchase Price as a result of a Significant Decline in Sales or in any decline in Total Lottery Sales, Total Net Terminal Income or Net Terminal Income or other impacts or effects arising from, or relating to, competition in any way directly or indirectly arising from GTECH or a GTECH Business Affiliate's activities at Suffolk Downs or elsewhere within a 60 mile radius of Providence, Rhode Island.".

9.    On-Line Lottery System. Section 8.1 of the Master Contract is amended and restated in its entirety to read as follows:

"8.1    GTECH shall replace the on-line lottery gaming system provided by GTECH pursuant to the On-Line Lottery Agreement with a new, state-of-the-art on-line lottery gaming system. In connection therewith, GTECH shall replace (a) on or before January 1, 2007, (i) the central system hardware (excluding the central system communications hardware to the extent it can continue to be used without impairing the functionality of the replacement system), (ii) the central system operating system software, (iii) the central system application software with GTECH's Enterprise Series central computer system application software and (iv) the communications software (excluding central system communications software that can continue to be used without impairing the functionality of the replacement system) and (b) on or before September 1, 2007, (i) the on-line lottery terminals with the next generation on-line lottery terminal to be developed by GTECH (instead of GTECH's Altura lottery terminal) and (ii) the telecommunications network with a satellite (or other state-of-the-art technology) based IP network.

On or before January 1, 2015, GTECH shall replace (a) the then-existing on-line lottery central-system hardware (excluding the on-line central system communications hardware to the extent it can continue to be used without impairing the functionality of the replacement system), with new, state-of-the-art on-line lottery central system hardware, and (b) the then-existing on-line lottery terminals and other on-line lottery sales devices (to the extent their failure rates are more than thirty percent (30%) higher than their failure rates were with respect to the first full Agreement Year after their installation) with new, state-of-the-art on-line lottery terminals and other on-line lottery sales devices. The Division shall take all actions as are necessary on the part of the Division to enable GTECH to fulfill its obligations hereunder.".

10.    Interlott Acquisition. Pursuant to Section 8.2 of the Master Contract, GTECH and the Division agree that that certain Instant Ticket Vending Machine Agreement dated October 21, 1999 between GTECH, as successor-in-interest to Interlott Technologies, Inc., a Delaware corporation, and the Division, as successor-in-interest to the RIL, as amended by an Agreement Extension dated January 10, 2002 and by an Agreement Extension dated March 14, 2003 (the "ITVM Agreement"), is hereby amended effective as of September 18, 2003 as follows:

(a)	The term of the ITVM Agreement is extended from December 16, 2003 through June 30, 2023;
(b)
GTECH hereby releases the Division from its obligation to pay lease payments to GTECH under the ITVM Agreement and confirms that there are no lease payments due and owing by the Division to GTECH thereunder;

(c)
The Division hereby releases GTECH from its obligations (if any) to pay the Division liquidated damages, penalties, fees and/or indirect, special, consequential and/or punitive damages under the ITVM Agreement (whether with respect to events before or after the Effective Date);

(d)
(i) GTECH hereby agrees to replace the lesser of (A) all or (B) one hundred twenty-five (125) of the Division's existing instant ticket vending machines with (1) one hundred (100) new sixteen-bin EDSQ Instant Ticket Vending Machines (the "EDSQ ITVMs") by January 1, 2005, (2) twenty-four (24) new GamePoint Instant Ticket Vending Machines by October 1, 2005 and one (1) new GamePoint Instant Ticket Vending Machine within thirty (30) days of the day on which the Division notifies GTECH of the retailer location where such GamePoint should be installed (collectively, the "GamePoints") (the EDSQ ITVMs and the GamePoints are collectively referred to herein as the "2005 ITVMs"), and (3) thirty (30) new four-bin CDS Instant Ticket Vending Machines (the "CDS ITVMs") by December 13, 2005 and (ii) and GTECH hereby agrees to replace the 2005 ITVMs by January 1, 2015 with one hundred twenty-five (125) new, on-line enabled devices, including full services route operation; and

(e)	The Division agrees to consider increasing the Deployment of instant ticket vending machines to optimize sales of instant tickets as business conditions permit.

11.    Electronic Instant Lottery. Section 8.4 of the Master Contract is amended and restated in its entirety to read as follows:

"8.4    Subject to Division approval in a manner consistent with current Division policies and procedures, GTECH shall provide EIL products and services to the Division, as follows:

A.    GTECH shall provide products, licenses and services necessary to Deploy throughout the State up to twenty-five (25) GTECH EIL machines. GTECH shall Deploy such EIL machines pursuant to a schedule agreed upon by the parties in writing within sixty (60) days after the Division's approval of the Deployment of EIL products and services by the Division.

B.    Within six (6) months after the Deployment of the EIL machines pursuant to Section 8.4.A, the parties will discuss and agree upon the Deployment of additional EIL machines. The number and schedule for Deployment of such additional EIL machines shall be mutually agreed upon by the parties.".

12.    Substitution of Keno to Go for E-scratch™ and Other Games. Section 8.5 of the Master Contract is amended and restated in its entirety to read as follows:

"8.5    Subject to Division approval in a manner consistent with current Division policies and procedures, GTECH shall provide all products, licenses and services necessary to implement a Keno to Go game or other mutually agreed-upon new games, to the extent permissible under applicable law. GTECH shall provide such products, licenses and services pursuant to a schedule agreed upon by the parties in writing within sixty (60) days following the day on which the Division approves the implementation of Keno to Go or any such other game.".

13.    Monitor Games. Section 8.6 of the Master Contract is amended and restated in its entirety to read as follows:

"8.6    GTECH shall provide licenses and services necessary to maintain an optimal mix of monitor games on the Division's Keno terminals, including presentation of new monitor games for possible implementation if requested by the Division. Subject to the mutual agreement of the parties, GTECH shall provide such monitor games pursuant to a schedule agreed upon by the parties in writing within sixty (60) days after the Division's authorization of the implementation of such monitor games.".

14.    Section 10.7. Section 10.7 of the Master Contract is amended and restated in its entirety to read as follows:

"10.7   If any department, commission, agency or other body of the State other than the Division, or any other governmental entity, is given the authority to procure, authorize or license the procurement of Other Gaming Machines and, as a result of the competition to Video Lottery Games from the games offered via such Other Gaming Machines, the aggregate Net Terminal Income of all Video Lottery Machines Deployed by the Division over any twelve-month period is less than the lesser of (i) ninety percent (90%) of the aggregate Net Terminal Income of all Video Lottery Machines Deployed by the Division over the corresponding twelve-month period one year prior (such prior twelve month period referred to as the "Base Period"), and (ii) Four Hundred Fifty Million Dollars ($450,000,000), then, until such time (if ever) that the aggregate Net Terminal Income of all Video Lottery Machines Deployed by the Division over a subsequent corresponding twelve-month period is greater than the greater of (x) ninety percent (90%) of the Net Terminal Income of all Video Lottery Machines Deployed by the Division during the Base Period and (y) Four Hundred Fifty Million Dollars ($450,000,000), then GTECH shall be released from its obligations (to the extent then unperformed and/or performance has not become due) under Sections 6, 8 and 9 of this Agreement and pursuant to the amendment to the Online Lottery Agreement effected by Section 11.3 of this Agreement.".

15.    Amendment to the On-Line Lottery Agreement. The parties hereby agree that Section 2(c)(iii) of the On-Line Lottery Agreement is hereby deleted in its entirety.

16.    Subcontracting. Effective as of the Closing, GTECH acknowledges and agrees that it shall not subcontract all or any portion of its future obligations under the Master Contract or the Related Agreements without the prior written consent of the Division (which such consent shall not be unreasonably withheld). For the avoidance of doubt, such prohibition shall include, but not be limited to, a prohibition against subcontracting to any GTECH Business Affiliate or any other affiliate of GTECH as well as any third party.

17.    Spielo VLTs. The Division hereby confirms that (a) none of the approximately 504 VLTs manufactured by Spielo Manufacturing ULC, a Nova Scotia unlimited company and successor-in-interest to Spielo Manufacturing Incorporated, a Canadian federal corporation ("Spielo"), and provided by Spielo USA Incorporated ("Spielo USA"), a Delaware corporation, to the RIL pursuant to that certain Video Lottery Terminal Technology Provider License Agreement dated as of September 29, 2000 by and between Spielo USA and the RIL, as amended (the "Spielo VLTs"), which were transferred by Spielo USA to GTECH effective July 1, 2004 were any of the 1,825 additional Video Lottery Terminals approved for Deployment by the Rhode Island Lottery Commission in January, 2003 and (b) the Spielo VLTs are Video Lottery Terminals provided by GTECH for purposes of the Amended Master Contract.

18.    VLTs Manufactured by Third Parties. The Division agrees that any Video Lottery Terminals provided by GTECH pursuant to the Master Contract may be manufactured by GTECH, Spielo, any other affiliate of GTECH or any other manufacturer of Video Lottery Terminals, in each case, subject to the approval of the Director of the Division.

19.    Substitution for Player Express Units. The Division agrees that GTECH has satisfied its obligation to provide additional substitute goods and services pursuant to Section 11.3(B) of the Master Contract by providing (a) the lottery website services described on Exhibit B attached hereto and (b) twenty-five (25) new GamePoint Instant Ticket Vending Machines and thirty (30) new four-bin CDS Instant Ticket Vending Machines instead of twenty-five (25) of the one-hundred and twenty-five (125) new sixteen-bin EDSQ Instant Ticket Vending Machines which GTECH was required to provide pursuant to Section 8.2(ii) of the Master Contract.

20.    1425 Pontiac Avenue, Cranston, Rhode Island. The parties agree that, effective upon the execution by the Division and GTECH of a lease with respect to approximately 5,101 square feet of space in the building located at 1425 Pontiac Avenue, Cranston, Rhode Island, Section 1(b)(ii) of the On-Line Lottery Agreement, as amended by the Amended Master Contract, shall be amended in its entirety to read as follows:

"(ii) [Intentionally omitted.]".

21.    Video Lottery Agreement — CCSP Fee. The parties agree that the example of the calculation of the CCSP set forth in the fifth paragraph of Section 1.2 of the Video Lottery Agreement (amended pursuant to Section 12.1 of the Master Contract), is amended in its entirety to read as follows:

$10,000,000 x 2.50%	=	$250,000; plus
$15,000,000 x 1.00%	=	$150,000;
Equals: $400,000

22.    SAS Modifications. The Division hereby consents to the modifications that GTECH made to the VLCC System to enable the use of IGT's Slot Accounting System communications protocol (versions 5.xx and higher) for communication between VLTs and the VLCC System.

23.    Performance of Obligations. GTECH hereby acknowledges and agrees that, as of the date of this Amendment Agreement, GTECH has fully performed in all material respects all of its obligations under the Amended Master Contract and the Related Agreements, as each of them may be amended by this Amendment Agreement.

24.    Miscellaneous. Except as modified hereby, the Master Contract and the Related Agreements shall remain in full force and effect and are hereby ratified and confirmed. This Amendment Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Capitalized terms used but not defined herein shall have the meanings give such terms in the Amended Master Contract.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date set forth above.

GTECH CORPORATION

Date: July 31, 2006	By:	/s/ W. Bruce Turner
W. Bruce Turner,
President and Chief Executive Officer

STATE LOTTERY DIVISION OF THE STATE OF RHODE ISLAND DEPARTMENT OF REVENUE

Date: August 1, 2006	By:	/s/ Beverly E. Najarian
Beverly E. Najarian,
Acting Director

ACKNOWLEDGEMENT AND AGREEMENT

Lottomatica hereby acknowledges and agrees to the terms and conditions set forth in Section 5 of the Amended Master Contract.

IN WITNESS WHEREOF, Lottomatica has caused this Acknowledgement and Agreement to be duly executed as of the date set forth above.

LOTTOMATICA S.P.A.

Date: August 1, 2006	By:
Print Name ________________________________
Title _____________________________________

9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date set forth. above.

GTECH CORPORATION

Date: July 31, 2006	By:
W. Bruce Turner,
President and Chief Executive Officer

STATE LOTTERY DIVISION OF THE STATE OF RHODE ISLAND DEPARTMENT OF REVENUE

Date: August 1, 2006	By:
Beverly E. Najarian,
Acting Director

ACKNOWLEDGEMENT AND AGREEMENT

Lottomatica hereby acknowledges and agrees to the terms and conditions set forth in Section 5 of the Amended Master Contract.

IN WITNESS WHEREOF, Lottomatica has caused this Acknowledgement and Agreement to be duly executed as of the date set forth above.

LOTTOMATICA S.P.A.

Date: August 1, 2006	By:	/s/ Paolo Ceretti
Paolo Ceretti
Director and proxy

ACKNOWLEDGEMENT AND AGREEMENT

De Agostini hereby acknowledges and agrees to the terms and conditions set forth in Section 5 of the Amended Master Contract.

IN WITNESS WHEREOF, Lottomatica has caused this Acknowledgement and Agreement to be duly executed. as of the date set forth above.

DE AGOSTINI S.P.A.

Date: August 1, 2006	By:	/s/ Paolo Ceretti
Paolo Ceretti
General Manager

EXHIBIT B

Lottery Website Services

GTECH will provide the Division with the following lottery website services:

1.    On or before April 25, 2005, a one-time full website upgrade of content and graphical design and player registration and reporting. The Division acknowledges its acceptance of the foregoing deliverable.

2.    From April 25, 2005 through April 25, 2008:

°	Full support and maintenance for servers and network
°	Creation and distribution of up to 50,000 emails per month
°	Six (6) surveys created, distributed and survey reporting per year
°	Winning numbers updated and automated process for future installation
°	All hardware, hosting and server agreements
°	Enhanced marketing and promotion awareness

Effective as of July 1, 2005, the Division shall compensate GTECH for the creation and distribution of emails in excess of 50,000 per month at the rate of $0.03 per email.

Subject to the mutual agreement of the parties, GTECH will provide additional lottery website services and the Division will compensate GTECH for such additional services at mutually acceptable rates.